Exhibit 99.1

  PLX Technology, Inc. Reports First Quarter 2005 Financial Results;
     Company Continues To Penetrate Emerging PCI Express Market,
              Broadens PCI Express and USB Product Lines

    SUNNYVALE, Calif.--(BUSINESS WIRE)--April 19, 2005--PLX Technology, Inc. (Nasdaq:PLXT) today announced financial results for the first quarter fiscal 2005 which ended March 31, 2005.
    For the first quarter, PLX reported net revenues of $13.2 million, a 14 percent increase from the $11.6 million reported for the first quarter of 2004, and a one percent decrease from the $13.3 million reported for the fourth quarter of 2004.
    Net losses for the first quarter of 2005, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related costs, was $0.5 million, or a loss of $0.02 per share (diluted). This compared with net income under GAAP of $0.3 million, or $0.01 per share (diluted), for the prior-year first quarter and net losses under GAAP of $0.7 million, or a loss of $0.03 per share (diluted), for the fourth quarter of 2004.
    Pro forma net income for the first quarter of 2005, which excluded the effect of acquisition-related costs, was $70,000, or $0.00 per share (diluted). This compared with pro forma net income of $0.6 million, or $0.02 per share (diluted), for the prior year's first quarter and pro forma net losses of $0.2 million, or a loss of $0.01 per share (diluted), for the fourth quarter of 2004. A reconciliation between net income (loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
    The Company's gross margin for the first quarter of 2005 was 63 percent, compared with 63 percent for the prior quarter.
    Operating expenses on a GAAP basis for the first quarter of 2005 were $9.1 million, compared with $9.3 million for the prior quarter. On a pro forma basis, which excludes acquisition-related costs of approximately $0.6 million and $0.5 million for the quarters ended March 31, 2005 and December 31, 2004, respectively, operating expenses were $8.4 million, compared with $8.8 million.
    The Company's balance sheet remained strong. At March 31, 2005, cash, cash equivalents and total investments were $30.3 million, compared to $30.3 million at year-end 2004. Additionally, there continues to be no debt.
    "In the first quarter, we continued gaining momentum in our PCI Express initiative," said Michael Salameh, PLX(R) chief executive officer. "We completed our initial PCI Express roll-out plans when we began sampling the fourth chip in our PCI Express family -- a four lane PCI Express-to-PCI-X bridge. This chip is in addition to the three chips we began sampling in late 2004. Since we started sampling our PCI Express family in September of 2004, we have shipped samples or development boards to more than 75 customers, many of whom are designing the products into multiple applications. We're pleased that our first-quarter PCI Express revenues comprised in excess of two percent of PLX's total revenues, more than doubling over the prior quarter. The number of customers and broad variety of applications confirms our belief that PCI Express will be a growth vehicle for PLX.
    "During the first quarter, we also announced two new USB 2.0 products focused on cell phone, TV tuner, video capture, wireless LAN, and other PC peripheral applications. Demand for increased data transfer capability in these applications is creating new growth opportunities for our USB business."

    Business Outlook

    The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its second-quarter earnings conference call, although it may provide additional detail regarding its guidance on today's scheduled call.

    -- Revenue for the second quarter of 2005 is expected to be between $13.2 million and $14.2 million, with approximately 13 percent to 16 percent of total revenues attributable to USB products and approximately three percent to five percent of total revenues attributable to PCI Express products.

    -- Gross margins are expected to be in the range of 62 percent to 66 percent.

    -- Operating expenses on a GAAP basis are expected to be between $9.6 million and $9.9 million. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million, expenses are expected to be between $9.1 million and $9.4 million. Engineering expenses related to 0.13-micron chip development comprise a significant portion of total anticipated second-quarter expenses. The timing of the development expenses will depend on when the actual mask and prototype fabrication work is performed.

    PLX management plans to conduct a conference call today at 2:00 p.m. PDT to discuss its first-quarter financial results, as well as its second-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until April 26, 2005. The Webcast can also be accessed through www.ccbn.com.
    For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, PLX reports pro forma financial results. Pro forma net income and earnings (loss) per share exclude acquisition-related charges, such as amortization of deferred compensation and other intangibles. PLX's management believes these pro forma measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these pro forma measures to evaluate its financial results, develop budgets and manage expenditures. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimated expenses, and estimated gross margins for the second quarter of 2005, which are set forth under the caption "Business Outlook," statements regarding the PCI Express product line and that it will be a growth vehicle for the Company, and statements regarding new growth for our USB business. Such statements involve risks and uncertainties which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2004, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.



                         PLX TECHNOLOGY, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
               (in thousands, except per share amounts)

                                           Three Months Ended
                                    March 31    March 31   December 31
                                      2005        2004         2004
                                   ----------- ----------- -----------

Net revenues                          $13,222     $11,642     $13,334
Cost of revenues                        4,857       3,229       4,946
                                   ----------- ----------- -----------
Gross margin                            8,365       8,413       8,388

Operating expenses:
  Research and development              4,112       4,057       4,470
  Selling, general and
   administrative                       4,426       3,678       4,359
  Amortization of purchased
   intangible assets                      512         297         512
                                   ----------- ----------- -----------
Total operating expenses                9,050       8,032       9,341

Income (loss) from operations            (685)        381        (953)
Interest income and other, net            155          68         146
                                   ----------- ----------- -----------

Income (loss) before provision for
 income taxes                            (530)        449        (807)
Provision (benefit) for income
 taxes                                     11         172         (98)
                                   ----------- ----------- -----------

Net income (loss)                       $(541)       $277       $(709)
                                   =========== =========== ===========

Basic net income (loss) per share      $(0.02)      $0.01      $(0.03)
                                   =========== =========== ===========
Shares used to compute basic per
 share amounts                         26,786      23,876      26,593
                                   =========== =========== ===========
Diluted net income (loss) per
 share                                 $(0.02)      $0.01      $(0.03)
                                   =========== =========== ===========
Shares used to compute diluted per
 share amounts                         26,786      25,181      26,593
                                   =========== =========== ===========

                         PLX TECHNOLOGY, INC.

           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
               (Excluding Acquisition-Related Costs and
                  Amortization of Intangible Assets)
                             (Unaudited)
               (in thousands, except per share amounts)

                                           Three Months Ended
                                    March 31    March 31   December 31
                                      2005        2004         2004
                                   ----------- ----------- -----------

Net revenues                          $13,222     $11,642     $13,334
Cost of revenues                        4,857       3,229       4,946
                                   ----------- ----------- -----------
Gross margin                            8,365       8,413       8,388

Operating expenses:
  Research and development              4,034       4,048       4,456
  Selling, general and
   administrative                       4,405       3,669       4,343
                                   ----------- ----------- -----------
Total operating expenses                8,439       7,717       8,799

Income (loss) from operations             (74)        696        (411)
Interest income and other, net            155          68         146
                                   ----------- ----------- -----------

Income (loss) before provision for
 income taxes                              81         764        (265)
Provision (benefit) for income
 taxes                                     11         172         (98)
                                   ----------- ----------- -----------

Net income (loss)                         $70        $592       $(167)
                                   =========== =========== ===========

Basic net income (loss) per share       $0.00       $0.02      $(0.01)
                                   =========== =========== ===========
Shares used to compute basic per
 share amounts                         26,786      23,876      26,593
                                   =========== =========== ===========
Diluted net income (loss) per
 share                                  $0.00       $0.02      $(0.01)
                                   =========== =========== ===========
Shares used to compute diluted per
 share amounts                         27,592      25,181      26,593
                                   =========== =========== ===========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)                  $(541)       $277       $(709)
Amortization of deferred stock-
 based compensation                        99          18          30
Amortization of purchased
 intangible assets                        512         297         512
                                   ----------- ----------- -----------
Pro forma net income (loss)               $70        $592       $(167)
                                   =========== =========== ===========

                         PLX TECHNOLOGY, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                            March 31     December 31
                                              2005          2004(1)
                                         -------------- -------------
                                          (unaudited)
ASSETS

  Cash, cash equivalents and total
   investments                                 $30,322       $30,276
  Accounts receivable, net                       6,329         5,084
  Inventories                                    3,158         4,159
  Property and equipment, net                   30,533        30,860
  Goodwill                                      30,965        30,965
  Other intangible assets                        6,480         6,991
  Other assets                                   2,126         2,138
                                         -------------- -------------
Total assets                                  $109,913      $110,473
                                         ============== =============

LIABILITIES

  Accounts payable                              $3,364        $3,627
  Accrued compensation and benefits              1,778         1,813
  Deferred revenues                              1,234         1,310
  Accrued commissions                              265           300
  Other accrued expenses                           964         1,264
                                         -------------- -------------
Total liabilities                                7,605         8,314
                                         -------------- -------------

STOCKHOLDERS' EQUITY

  Common stock, par value                           27            27
  Additional paid-in capital                   112,356       111,739
  Deferred compensation                           (306)         (406)
  Accumulated other comprehensive income          (238)         (211)
  Accumulated deficit                           (9,531)       (8,990)
                                         -------------- -------------
Total stockholders' equity                     102,308       102,159
                                         -------------- -------------
Total liabilities and stockholders'
 equity                                       $109,913      $110,473
                                         ============== =============

(1) Derived from audited financial statements

    CONTACT: PLX Technology, Inc.
             Rafael Torres, CFO, 408-774-9060
             rtorres@plxtech.com
                 or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996 (Editorial)
             jsteach@plxtech.com